Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Exhibit 10.19

SLIDE INSURANCE COMPANY

SLIDE SPECIALTY INSURANCE COMPANY

AGREEMENT NO. P640

GENERAL REINSURANCE CORPORATION

A Berkshire Hathaway Company

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

TABLE OF CONTENTS

to

PROPERTY FACULTATIVE AGREEMENT OF REINSURANCE

NO. P640

between

SLIDE INSURANCE COMPANY

SLIDE SPECIALTY INSURANCE COMPANY

and

GENERAL REINSURANCE CORPORATION

Attachments

Appendix A – Reinsurance Rates

Endorsement War & Terrorism

Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - USA

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY FACULTATIVE AGREEMENT OF REINSURANCE

NO. P640

between

SLIDE INSURANCE COMPANY

SLIDE SPECIALTY INSURANCE COMPANY

4221 W Boy Scout Blvd., Suite 200

Tampa, Florida 33607

(herein collectively referred to as the “Company”)

and

GENERAL REINSURANCE CORPORATION

a Delaware corporation

having its principal offices at

[***]

(herein referred to as the “Reinsurer”)

In consideration of the promises set forth in this Agreement, the parties agree as follows:

Article I - SCOPE OF AGREEMENT

As a condition precedent to the Reinsurer’s obligations under this Agreement, the Company shall cede to the Reinsurer, subject to the terms of the article entitled RISK REPORTS AND REMITTANCES, the business described in the article entitled BUSINESS SUBJECT TO THIS AGREEMENT, and the Reinsurer shall accept such business as reinsurance from the Company. The terms of this Agreement shall determine the rights and obligations of the parties.

Article II - PARTIES TO THE AGREEMENT

This Agreement is solely between the Company and the Reinsurer. Except as otherwise expressly provided in the article entitled INSOLVENCY OF THE COMPANY:

(a)	When more than one company is named as a party to this Agreement, the first company named shall be the agent of the other companies as to all matters pertaining to this Agreement.

(b)	In no instance shall any insured of the Company, any claimant against an insured of the Company, or any other third party have any rights under this Agreement.

Article III - COMMENCEMENT AND TERMINATION

(a)

This Agreement shall apply to claims and losses insured under new and renewal policies of the Company becoming effective at and after 12:01 A.M., June 1, 2023, and policies of the Company in force at 12:01 A.M., June 1, 2023, and shall continue in force until terminated in accordance with the provisions set forth below.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

This Agreement may be terminated by either party sending to the other, by certified mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Upon expiration or termination of this Agreement, the Reinsurer shall continue to be liable, with respect to policies in force at the time and date of expiration or termination, for claims and losses taking place until the expiration, cancellation, or next anniversary date, not to exceed one year, of each such policy of the Company, whichever occurs first.

When all reinsurance is expired or terminated, the Reinsurer shall return to the Company the reinsurance premium unearned, if any, calculated on the monthly pro rata basis. The minimum reinsurance premium for the run-off period shall be 100% of the annual minimum reinsurance premium stipulated in the article entitled REINSURANCE PREMIUM regardless of whether or not the termination date of this Agreement coincides with the end of an Agreement Year.

If this Agreement is replaced, renewed, rewritten, or endorsed, the provisions of the Interlocking section, if any, of the successor Agreement/Endorsement shall also apply to this Agreement provided that the successor Agreement/Endorsement specifically references this Agreement.

(b)

However, if any of the events listed in paragraphs (1) through (8) below (the “Special Termination Events”) should take place, the Reinsurer shall have the option of terminating this Agreement immediately upon written notice to the Company for any event described in paragraphs (1) through (2) below, or with 30 days’ advance written notice to the Company for any event described in paragraphs (3) through (8) below. Notice shall be sent to the Company’s principal office, to the attention of a senior officer, by certified mail with return receipt or by nationally or internationally recognized courier service with evidence of delivery.

The Reinsurer shall not be liable for claims and losses resulting from Occurrences taking place at and after the effective time and date of termination. Within 25 days after the date of termination, the Company shall render to the Reinsurer a report of the Company’s actual reinsurance premium for the final Agreement Year and shall balance such amount against the reinsurance premium previously paid for the Agreement Year, subject to the minimum reinsurance premium. Any difference due the Reinsurer shall be remitted by the Company with such report.

Special Termination Events:

(1)	A state insurance department or other competent authority has ordered the Company to cease writing business or has placed the Company under any form of regulatory supervision;

(2)

The Company has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

(3)	The Company’s policyholder’s surplus has been reduced by 20% or more of the amount of its policyholder’s surplus at the inception of this Agreement or at the latest anniversary of this Agreement;

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(4)	The Company fails to provide the Reinsurer with timely payment as required by the Agreement;

(5)	The Company fails to provide the Reinsurer access to Company records in accordance with the terms of this Agreement;

(6)	The Company’s financial strength rating has been suspended or withdrawn, or has been assigned or downgraded to a Demotech rating of less than A and a Kroll Bond Rating Agency rating of less than A;

(7)	The Company’s Total Adjusted Capital has fallen below 200% of the NAIC Risk Based Capital Authorized Control Level; or

(8)

The Company has announced its intent to or has merged with or become acquired or controlled by any company, corporation, or individual(s) not controlling the Company’s operations at the inception of this Agreement.

Article IV - BUSINESS SUBJECT TO THIS AGREEMENT

Subject to the terms of the article entitled RISK REPORTS AND REMITTANCES, this Agreement shall apply to Property Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as fire, allied lines, or homeowners multiple peril (property coverages) except those lines specifically excluded in the article entitled EXCLUSIONS, on Risks wherever located in the States of Florida, New Jersey, New York, Rhode Island, and South Carolina.

The business subject to this Agreement shall be defined further as homeowners risks as written on the Company’s policy forms on file with the Reinsurer.

There shall be no coverage under this Agreement for Named Windstorms. The term “Named Windstorm” shall mean a storm and all other atmospheric perils arising out of such storm that is identified and named as a Tropical Storm or Hurricane by the NHC. The duration of such Named Windstorm shall be deemed to be:

(a)	Beginning at the time a Named Windstorm warning is issued by the NHC for any part of each state in which the Company writes the business reinsured hereunder;

(b)	Continuing for the time period which the Named Windstorm conditions exist anywhere in such state; and

(c)	Ending 72 hours following the termination of the last Named Windstorm warning by the NHC for any part of such state.

“NHC” means the National Hurricane Center of the National Weather Service, operated by the National Oceanographic and Atmospheric Administration of the United States Government.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Article V - LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Risk of the Company ceded hereunder, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limit of Liability of the Reinsurer as set forth in the Schedule of Reinsurance or the amount of reinsurance ceded to the Reinsurer through the Gen Re Connect internet application between the Company and the Reinsurer, whichever is less. However, in no event shall Net Loss include payments made by the Company under any extension of coverage within the Company’s policy unless limits of liability for that specific coverage have been included in the total amount of insurance reported and ceded through the Gen Re Connect internet application.

SCHEDULE OF REINSURANCE

Class of Business	Company Retention		Limit of Liability of the Reinsurer
Property Business	$	[***]	$	[***]

The liability of the Reinsurer shall not exceed $[***] under this Agreement with respect to all Net Loss and Adjustment Expenses combined on all Risks involved in one Occurrence.

Article VI - ALLOCATION OF ADJUSTMENT EXPENSE

In addition to payments for its share of Net Loss, the Reinsurer shall pay to the Company a share of Adjustment Expenses proportionate to the Reinsurer’s share of Net Loss.

Article VII - DEFINITIONS

(a)	Company Retention

This term shall mean the amount the Company and its treaty reinsurers shall retain for their own account, subject to catastrophe reinsurance; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

(b)	Net Loss

This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses excluding Adjustment Expense.

Subrogation and other recoveries, and amounts due from all other reinsurance (except catastrophe reinsurance and except treaty reinsurance within the Company Retention) whether collectible or not, shall be deducted to arrive at the amount of the Company’s Net Loss.

If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Nothing in this definition shall imply that losses are not recoverable hereunder until the Company’s Net Loss has been finally ascertained.

(c)	Adjustment Expense

This term shall mean expenditures by the Company pursuant to the terms of its policies, allocated to an individual claim or loss, and made in connection with the investigation, negotiation, appraisal, litigation, or defense of the claim or loss, including court costs; prejudgment interest; and postjudgment interest.

This term shall exclude office expenses and the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company, except expenses of employees who have been temporarily diverted from their normal duties and assigned to the field adjustment of losses reinsured hereunder.

(d)	Risk

The Company shall be the sole judge of what constitutes each Risk, provided a dwelling and associated coverages shall be considered one Risk.

(e)	Total Insured Value

This term shall mean the sum total of values for building, contents, business income, extra expense, accounts receivable, valuable papers, fine arts, and electronic data processing, media, and extra expense according to the policy form written.

(f)	Occurrence

This term shall mean a loss or series of losses arising out of one event.

(g)	Agreement Year

This term shall mean each twelve-month period commencing on June 1st.

Article VIII - EXCLUSIONS

This Agreement shall not apply to:

(a)	Reinsurance assumed by the Company other than reinsurance of primary business assumed from affiliated companies;

(b)

Nuclear incident per the Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance attached hereto. Further, this Agreement does not apply to loss or damage caused directly or indirectly by nuclear reaction or radiation, or radioactive contamination, but this exclusion does not preclude coverage for loss or damage which are covered under Insurance Services Office, Inc. (“ISO”) basic wordings. If the Company elects to file an exclusion independent of ISO, such exclusion will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer’s prior approval;

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(c)

Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

(d)	Any liability of the Company arising from its participation or membership in any insolvency fund;

(e)	War and terrorism per the Endorsement - War & Terrorism attached hereto;

(f)

Loss, damage, costs or expenses arising out of the release, discharge, dispersal, or escape of pollutants; the extraction, removal, clean up, containment, monitoring, or detoxification of pollutants; or the removal, restoration, or replacement of polluted land or water; however, this exclusion does not apply to (1) coverage for loss, damage, costs, or expenses which are covered under ISO or American Association of Insurance Services, Inc. (“AAIS”) basic wordings; (2) any Risk located in a jurisdiction which has not approved the ISO or AAIS wordings; or (3) where other regulatory constraints prohibit the Company from implementing such wordings. If the Company elects to file an endorsement independent of ISO or AAIS, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer’s prior approval. Nevertheless, if the insured elects any options for additional coverage or for limits in excess of the basic limits, such options will not be covered hereunder even if such options are provided by or covered under ISO or AAIS wordings;

(g)	Business classified as Boiler and Machinery, Equipment Breakdown or Machinery Breakdown, howsoever styled;

(h)	Insurance on:

(1)	Growing crops;

(2)	Fidelity, credit insurance, financial guaranty, residual value and insolvency business;

(3)	Mortgage impairment insurance and similar kinds of insurance;

(4)	Animals under so-called “mortality” or “fertility” policies;

all howsoever styled;

(i)	Difference in conditions insurance and similar kinds of insurance, howsoever styled;

(j)	Railroad rolling stock;

(k)	Offshore property Risks;

(l)	Watercraft, other than watercraft insured under a standard homeowners policy;

(m)	Risks written on a layered basis, whether primary or excess of loss, and Risks written on a shared or other than 100% basis;

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(n)

Policies written with a deductible or franchise of more than $10,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm or earthquake;

(o)	Satellites, including any related business interruption or cargo;

(p)	Inland marine business with respect to the following:

(1)	Bridges, dams, tunnels, piers and wharves;

(2)	Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels;

(3)	Faulty film, tape, processing and editing insurance and cast insurance;

(4)	Drilling rigs for natural fuels;

(5)	Jewelers’ Block, Furriers Block and Furriers Customers policies;

(6)	Mining or tunneling equipment while underground;

(7)	Transit;

(8)	Radio, television, telephone towers or other towers used in communications;

(9)	Registered mail and armored car insurance;

(q)

Losses with respect to overhead transmission and distribution lines (including those used by cable operators, and telecommunications providers) and their supporting structures, other than those on or within 500 feet of the insured premises;

(r)	Insurance against:

(1)

Any earth movement (other than sinkhole collapse), such as earthquake, landslide, mine subsidence, man-made earthquake, or earth sinking, rising or shifting; however, this exclusion shall not apply to ensuing loss by fire or explosion not otherwise excluded;

(2)	Volcanic eruption, explosion or effusion; however, this exclusion shall not apply to ensuing loss by fire or volcanic action not otherwise excluded.

This exclusion shall not apply to the coverages of accounts receivable, fine arts, valuable papers or electronic data processing equipment, media and extra expense when the perils set forth in (1) and (2) above are written in conjunction with otherwise eligible perils;

(s)	Insurance against earthquake sprinkler leakage;

(t)	Insurance against flood, surface water, waves, tidal waves, tsunami, overflow of any body of water, or their spray, all whether driven by wind or not;

(u)	Risks which have a Total Insured Value of more than $[***];

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(v)	Vacant or unoccupied properties when written as such;

(w)	Petrochemical Risks, including oil refining and processing, petrochemical operations, pipelines, tank farms, gas processing, and any hydrocarbon processing;

(x)	Mobile homes unless written as part of a commercial multiple peril policy;

(y)	Builders risks, renovations, or rehabs, when written as such;

(z)	Risks that involve the manufacture or fabrication of chips and/or integrated circuits that operate in a clean room environment;

(aa)	Risks which have an insurable value of $5,000,000 or more on: Accounts receivable, Valuable papers, Fine arts, or EDP equipment, media and extra expense;

(bb)	Contingent business interruption insurance;

(cc)	Risks located in Protection Class 10;

(dd) (1)

Notwithstanding any provision to the contrary within this reinsurance agreement, this reinsurance agreement excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto.

(2)	As used herein, a Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where:

(i)	the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and

(ii)

the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and

(iii)

the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Article IX - OTHER REINSURANCE

The obligations of the Company to reinsure business falling within the scope of this Agreement and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except catastrophe reinsurance and except treaty reinsurance within the Company Retention. In no event, however, shall the amount required with respect to the Company Retention be reduced.

Article X - REINSURANCE PREMIUM

The Company shall pay to the Reinsurer, with respect to each Risk reinsured hereunder, a reinsurance premium calculated as per the rating scheme outlined in Appendix A, attached hereto, subject to a fully earned annual minimum reinsurance premium of $[***].

Article XI - RISK REPORTS AND REMITTANCES

With respect to business in force at the effective time and date of this Agreement, Risks subject to this Agreement shall be reported by the Company to the Reinsurer no later than 60 days after such effective date. The Company shall pay to the Reinsurer a pro-rated reinsurance premium as of such effective time and date that shall not be subject to the annual minimum reinsurance premium.

With respect to business becoming effective at and after the effective time and date of this Agreement, Risks subject to this Agreement shall be reported by the Company to the Reinsurer through the Gen Re Connect internet application no later than 60 days after which the Company’s liability attaches, increases, or renews.

If the Company fails to notify the Reinsurer within 60 days after the Company’s liability attaches, increases, or renews, of an otherwise eligible Risk, the Risk may be specially accepted in accordance with the article entitled SPECIAL ACCEPTANCES.

The amount due the Reinsurer shall be remitted within 25 days after the close of the month.

Within 60 days after the close of each Agreement Year, the Company shall pay to the Reinsurer the amount, if any, by which the minimum reinsurance premium for the Agreement Year exceeds the actual reinsurance premium for such Agreement Year.

Article XII - REPORTS AND CLAIM REMITTANCES

(a)	Claims and Losses

The Company shall report promptly to the Reinsurer, but within no more than 60 days, each claim or loss which, in the Company’s opinion, may involve the reinsurance afforded by this Agreement. The Company shall advise the Reinsurer of the estimated amount of Net Loss and Adjustment Expense in connection with each such claim or loss and of any subsequent changes in such estimates.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Promptly upon receipt of a definitive statement of Net Loss and Adjustment Expense from the Company, but within no more than 25 days after receipt of such statement, the Reinsurer shall pay to the Company the Reinsurer’s portion of Net Loss and the Reinsurer’s portion of Adjustment Expense, if any. The Company shall report to the Reinsurer any subsequent changes in the amount of Net Loss and/or Adjustment Expense, and the amount due either party shall be remitted promptly, but within no more than 25 days after the receipt of such report.

(b)	Reports

Upon request the Company shall furnish other reports and information as may be required by the Reinsurer for the completion of the Reinsurer’s statements and internal records on forms or in a format mutually acceptable to the Company and the Reinsurer.

Article XIII - ERRORS AND OMISSIONS

The Reinsurer shall not be relieved of liability because of an error or accidental omission, that is transcriptional in nature, of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the Risk(s) involving such error or accidental omission is (are) reported to the Reinsurer in accordance with the article entitled RISK REPORTS AND REMITTANCES and provided that such error or accidental omission is rectified immediately after discovery. For Risks reported but not eligible to be reinsured under this Agreement, the Reinsurer shall be obligated only for the return of the premium.

Article XIV - SPECIAL ACCEPTANCES

Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

Article XV - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or settlement of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth in this Agreement shall be binding on the Reinsurer, subject to the terms of this Agreement.

Article XVI - RECOVERIES

The Company shall pay to or credit the Reinsurer with the Reinsurer’s portion of any recovery obtained from salvage, subrogation, other insurance, or otherwise. Adjustment Expense for recoveries shall be deducted from the amount recovered. However, if the Adjustment Expense incurred in obtaining recoveries exceeds the amount recovered, if any, the excess Adjustment Expense shall be apportioned between the parties in proportion to the liability of each party for the loss before the recovery was obtained.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer.

If the reinsurance is on a share basis, the recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss. If the reinsurance is on an excess basis, the recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.

Article XVII - TRIA INUREMENT

As respects any “insured loss”, as defined in the Terrorism Risk Insurance Act of 2002 as subsequently amended (“the Act”), for which the Reinsurer makes a payment to the Company under this Agreement, the following provisions shall apply.

If the sum of:

(a)	Financial assistance provided under the Act to the Company and its affiliates, if any, (as “affiliate” is defined in the Act) with respect to all “insured loss” that applies to each calendar year; and

(b)

Amounts recoverable by the Company and its affiliates, if any, under all reinsurance which the Company and its affiliates, if any, purchase, including but not limited to this reinsurance, all other treaty reinsurance and all facultative reinsurance, for any such “insured loss”, exceeds the amount of the Company’s and its affiliates’, if any, gross “insured loss”, the excess amount shall be allocated to the Reinsurer in the ratio that the Reinsurer’s liability for the “insured loss” under this Agreement bears to the total recoverable reinsurance for the “insured loss” under (b) above.

Upon receipt of payment under the Act by the Company and its affiliates, if any, the Company shall pay to or credit the Reinsurer under this Agreement with the Reinsurer’s share of such excess amount determined in accordance with the preceding paragraph.

Article XVIII - RESERVES AND TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer’s portion of unearned premium, if any, claims, losses, and Adjustment Expense.

In consideration of the terms under which this Agreement is issued, the Company shall not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

The premium hereon is not subject to Federal Excise Tax, nor is the Reinsurer subject to any withholding under the Foreign Account Tax Compliance Act (“FATCA”). Upon the Company’s request, the Reinsurer shall promptly provide the Company with documentation confirming that the Reinsurer is not subject to any withholding under FATCA.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Article XIX - OFFSET

The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, Adjustment Expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

Article XX - INSPECTION OF RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including the Company’s files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer. The Reinsurer shall be permitted to make copies of such records at its own expense. The Reinsurer’s right of inspection shall continue after the termination of this Agreement.

Article XXI - CONFIDENTIALITY

All terms and conditions of this Agreement and any materials provided in the course of inspection will be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to the Reinsurer’s retrocessionaires, financial auditors, governing regulatory bodies, legal counsel, arbitrator(s), or subsidiary reinsurers. Disclosing this information beyond the exceptions set forth above, or using this information for any purpose beyond the scope of this Agreement or the Reinsurer’s proprietary analyses, is expressly forbidden without the prior consent of the Company. This Article shall survive the termination of this Agreement.

Article XXII - ARBITRATION

All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.

The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.

Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be disinterested and shall be active or retired officers of property or casualty insurance or reinsurance companies.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.

Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.

The arbitration shall be held at the times and places agreed upon by the arbitrators.

Article XXIII - INSOLVENCY OF THE COMPANY

When more than one company is named as a party to this Agreement, this Article shall apply severally to each such company.

In the event of a conflict between any provisions of this Article and the laws of the Company’s domiciliary state, this Article shall be automatically amended to conform fully to such laws.

In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator, with reasonable provision for verification, on the basis of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim, except where this Agreement, or other written agreement, specifically provides another payee of such reinsurance in the event of insolvency.

The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Article XXIV - SEVERABILITY

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

Article XXV - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to choice of law rules.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Article XXVI - ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties with respect to the business reinsured hereunder. Any change or modification to this Agreement shall be made by written amendment to this Agreement and signed by the parties hereto.

Article XXVII - SANCTION LIMITATION AND EXCLUSION

The Reinsurer shall not be deemed to provide cover and the Reinsurer shall not be liable to pay any claim or provide any benefit under this Agreement to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose the Reinsurer to any sanction, prohibition or restriction applicable to the Reinsurer.

Article XXVIII - MODE OF EXECUTION

The Reinsurer and the Company agree that this Agreement and all amendments hereto may be executed as follows:

(a)	By an original written ink signature of paper documents; or

(b)	By an exchange of facsimile copies or digitally scanned copies showing the original written ink signature of paper documents; or

(c)	By an electronic signature employing any technology to capture a person’s signature, provided the signature is verifiable and is linked to the document signed.

The use of any one or a combination of these modes of execution will constitute a legally binding and valid signature.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed through their duly authorized representatives,

SLIDE INSURANCE COMPANY

SLIDE SPECIALTY INSURANCE COMPANY

this 15 day of August , 2023,

DATE SIGNED BY COMPANY

/s/ Jesse Schalk
COMPANY OFFICER SIGNATURE

Jesse Schalk
PRINTED COMPANY OFFICER NAME

President & CFO, Slide Ins Holdings
COMPANY OFFICER TITLE

/s/ Matt Larson
COMPANY WITNESS SIGNATURE

GENERAL REINSURANCE CORPORATION

and this 31 day of July , 2023,

DATE SIGNED BY GRC

/s/ Richard Farrell
GRC OFFICER SIGNATURE

Richard Farrell
PRINTED GRC OFFICER NAME

Senior Vice President
GRC OFFICER TITLE

/s/ Katherine Turner
GRC WITNESS SIGNATURE

Agreement No. P640

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

APPENDIX A

Attached to and made a part of

AGREEMENT NO. P640

REINSURANCE RATES

Homeowners Excess Rates

Masonry or Reinforced Masonry construction
TIV Band	Net Excess Rates
$[***] to $[***]	[***]
$[***] to $[***]	[***]
$[***] to $[***]	[***]
$[***] to $[***]	[***]
$[***] to $[***]	[***]
$[***] to $[***]	[***]
$[***] to $[***]	[***]

[***]% debit for Frame or Masonry Veneer
[***]% credit for MNC, Reinforced Concrete, or Fire Resistive
[***]% debit for PC 8
[***]% debit for PC 9
[***]debit for secondary home
Minimum premium per risk; TIV >[***]m @ $[***] / TIV <= $[***]m @ $[***]

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ENDORSEMENT - WAR & TERRORISM

Notwithstanding any other provision of this Agreement, or any provision of the policies reinsured hereunder, this Agreement does not apply to, and the Reinsurer shall have no liability under this Agreement for, any loss or damage directly or indirectly arising out of, caused by, or resulting from war or terrorism as described and qualified below. Such loss or damage is excluded regardless of (i) any other cause or event contributing to such loss or damage in any way or at any time, or (ii) whether such loss or damage is accidental or intentional.

1.

War, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. War includes any activity that would be included as an “act of terrorism” in paragraphs 2, 3 and 4 below, but for the fact that such activity was perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state. However, war shall not include any activity certified as an act of terrorism in accordance with the Terrorism Risk Insurance Act of 2002 as subsequently amended.

2.	Any “act of terrorism”, as described in paragraphs 3 and 4 below, but only with respect to loss or damage that is not excluded by paragraph 1 above.

3.

Any act by or authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.

4.	An “act of terrorism” means an activity, including the threat of an activity or any preparation for an activity, that:

a.	Causes either:

(1)	Damage to property; or

(2)	Injury to persons; and

b.	Appears to be intended to:

(1)	Intimidate or coerce a civilian population; or

(2)	Disrupt any segment of an economy; or

(3)	Influence the policy of a government by intimidation or coercion; or

(4)	Affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking; or

(5)	Advance a political, religious or ideological cause.

For the purposes of this exclusion, an “act of terrorism” includes any act certified as an act of terrorism in accordance with the Terrorism Risk Insurance Act of 2002 as subsequently amended.

Provided, however, that an “act of terrorism” for purposes of this exclusion shall not include any act or threat as described above perpetrated by an official, employee or agent of a foreign state acting for or on behalf of such state (and thus falling within paragraph 1 above) unless certified as an act of terrorism in accordance with the Terrorism Risk Insurance Act of 2002 as subsequently amended.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

This exclusion insofar as it relates to an “act of terrorism” will not apply unless the total of insured real property, building, contents, time element (including but not limited to business income and business interruption), automobile and inland marine losses sustained by all persons and entities affected by the “act of terrorism” (“insured losses”), (in the United States, its territories and possessions, and Puerto Rico), exceeds one hundred million dollars ($100,000,000) as reasonably determined by the Reinsurer using available sources of insured property loss data including ISO’s Property Claim Services and other insurance industry, governmental, or other credible independent sources. Solely for the purpose of determining the total amount of “insured losses” arising from the “act of terrorism”, “insured losses” attributable to multiple “acts of terrorism” will be added together if each such “act of terrorism” was committed within the same 168 consecutive hour period, and all of the “acts of terrorism” reasonably appear to either have been carried out in a coordinated manner or have a related purpose or common leadership, without regard to the geographic distance between each such “act of terrorism”.

In the event this exclusion does not apply to any “act of terrorism” because of the operation of the above paragraph, this Agreement nevertheless does not apply to any element of loss or damage that is otherwise excluded by, or not within the coverage of, the Company’s policies or this Agreement.

If the Company reasonably disagrees with the Reinsurer’s determination of the total insured real property, building, contents, time element (including but not limited to business income and business interruption), automobile and inland marine losses sustained by all persons and entities affected by an “act of terrorism”, then the Company may request that such determination be referred to a nationally recognized accounting firm (to be mutually agreed upon by the Company and the Reinsurer) in accordance with this exclusion.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - USA

N.M.A. 1119

(1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

(i)	Nuclear reactor power plants including all auxiliary property on the site, or

(ii)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

(iii)

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

(iv)	Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

(3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

(a)	where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

(5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

(6) The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

(7) The Company to be sole judge of what constitutes:

(a)	substantial quantities, and

(b) the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

(a)

all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)

with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

GENERAL REINSURANCE CORPORATION